Registration No. 333-98917

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-98917
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
    HORACE MANN EDUCATORS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	37-0911756
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification Number)

1 Horace Mann Plaza, Springfield, Illinois 62715-0001
(Address of principal executive offices, including zip code)
Horace Mann 401(k) Plan
(Full title of the plan)
Donald M. Carley
Executive Vice President, General Counsel,
Corporate Secretary and Chief Compliance Officer
Horace Mann Educators Corporation
1 Horace Mann Plaza
Springfield, Illinois
(217) 789-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
with a copy to:
Martin J. Moderson, Esq.
Dentons US LLP
1221 Avenue of the Americas
New York, New York 10020
(212) 768-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following Registration Statement of Horace Mann Educators Corporation., a Delaware corporation (“Horace Mann” or the “Company”) on Form S-8 (the “Registration Statement”): Registration Statement No. 333-98917, registering 5,650,000 shares of Horace Mann’s Common Stock, par value $0.001 per share, of which 500,000 shares (the "Plan Shares") were reserved for issuance under the Horace Mann Supplemental Retirement and Savings Plan, which was subsequently renamed the Horace Mann 401(k) Plan (the “Plan”).
The Company has terminated all offerings of its securities pursuant to the Plan. Accordingly, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement pursuant to Rule 478 under the Securities Act of 1933, as amended, to remove the Plan Shares from registration under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of State of Illinois, on this 25th day of June 2021.

HORACE MANN EDUCATORS CORPORATION
(Registrant)

By:	/s/ Donald M. Carley
	Name:	Donald M. Carley
	Title:	Executive Vice President, General Counsel,
Corporate Secretary and Chief Compliance Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Marita Zuraitis, Bret A. Conklin and Kimberly A. Johnson, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her in any and all capacities, to sign this Post-Effective Amendment to the Registration Statement on Form S-8 of Horace Mann Educators Corporation, and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Marita Zuraitis	President, Chief Executive Officer and Director	June 25, 2021
	Marita Zuraitis	(Principal Executive Officer)

By:	/s/ Bret A. Conklin	Executive Vice President and Chief Financial Officer	June 25, 2021
	Bret A. Conklin	(Principal Financial Officer)

By:	/s/ Kimberly A. Johnson	Senior Vice President and Controller	June 25, 2021
	Kimberly A. Johnson	(Principal Accounting Officer)

By:	/s/ H. Wade Reece	Chairman of the Board of Directors	June 25, 2021
H. Wade Reece

By:	/s/ Mark S. Casady	Director	June 25, 2021
Mark S. Casady

By:	/s/ Daniel A. Domenech	Director	June 25, 2021
Daniel A. Domenech

By:	/s/ Perry G. Hines	Director	June 25, 2021
Perry G. Hines

By:	/s/ Mark E. Konen	Director	June 25, 2021
Mark E. Konen

By:	/s/ Beverley J. McClure	Director	June 25, 2021
Beverley J. McClure

By:	/s/ Elaine A. Sarsynski	Director	June 25, 2021
Elaine A. Sarsynski

By:	/s/ Robert Stricker	Director	June 25, 2021
Robert Stricker

By:	/s/ Steven O. Swyers	Director	June 25, 2021
Steven O. Swyers